As filed with the Securities and Exchange Commission on December 14, 2005

Registration No. 333-123181

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 3

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CHIQUITA BRANDS INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

New Jersey	04-1923360
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

250 East Fifth Street

Cincinnati, Ohio 45202

(513) 784-8000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert W. Olson, Esq.

Senior Vice President, General Counsel and Secretary

Chiquita Brands International, Inc.

250 East Fifth Street

Cincinnati, Ohio 45202

(513) 784-8804

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gregory A. Fernicola, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

4 Times Square

New York, New York 10036

(212) 735-3000

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a) may determine.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses (all of which will be borne by the registrant) incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions (if any). All of the amounts shown are estimates, except the SEC registration fee.

SEC registration fee	$41,195
Rating agency fees	138,000
Trustee fees and expenses	5,000
Printing and distributing	75,000
Legal fees and expenses	200,000
Accounting fees and expenses	200,000
Miscellaneous	5,805

Total	$665,000

Item 15. Indemnification of Directors and Officers

The New Jersey Business Corporation Act provides that a New Jersey corporation has the power to indemnify a director or officer against his or her expenses and liabilities in connection with any proceeding involving the director or officer by reason of his or her being or having been such a director or officer, other than a proceeding by or in the right of the corporation, if such a director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful.

The indemnification and advancement of expenses shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a director or officer may be entitled under a certificate of incorporation, by-law, agreement, vote of shareholders, or otherwise; provided that no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts or omissions (a) were in breach of his or her duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law, or (c) resulted in receipt by the director or officer of an improper personal benefit.

Article Nine of CBII’s Certificate of Incorporation provides directors and officers with the right to indemnification and advancement of expenses to the fullest extent not prohibited by the New Jersey Business Corporation Act. CBII’s directors and officers are indemnified generally against expenses and liabilities incurred in connection with any proceedings, including proceedings by or on behalf of CBII, relating to their service to or at the request of CBII. However, no indemnification may be made if a final adjudication establishes that a person’s acts or omissions (a) breached the person’s duty of loyalty to CBII or its shareholders, (b) were not in good faith or involved a knowing violation of the law, or (c) resulted in receipt by the person of an improper personal benefit. Article Nine of the Certificate of Incorporation also limits the liability of CBII’s directors and officers, to the fullest extent permitted by the New Jersey Business Corporation Act, to CBII or its shareholders for monetary damages for breach of any duty, except in the situations set forth in (a) through (c) in the paragraph above.

In addition, the registrant has obtained liability insurance coverage for its directors and officers, which insures against liabilities that directors and officers may incur while acting in such capacities. These policies contain certain exclusions.

Item 16. Exhibits and Financial Statement Schedules.

See the Exhibit Index which is incorporated herein by reference.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(e) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

(f) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, office or controlling person in connection with the securities being registered, that the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio on December 14, 2005.

CHIQUITA BRANDS INTERNATIONAL, INC.

By:	/S/ FERNANDO AGUIRRE
Name:	Fernando Aguirre
Title:	Chairman of the Board, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed below by the following persons in their respective capacities on and on the dates indicated.

Signature	Title	Date
/s/ FERNANDO AGUIRRE Fernando Aguirre	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	December 14, 2005

/s/ JEFFREY M. ZALLA Jeffrey M. Zalla	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	December 14, 2005

/s/ BRIAN W. KOCHER Brian W. Kocher	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	December 14, 2005

* Morten Arntzen	Director	December 14, 2005

* Jeffrey D. Benjamin	Director	December 14, 2005

Robert W. Fisher	Director

Clare M. Hasler	Director

* Roderick M. Hills	Director	December 14, 2005

Durk I. Jager	Director

* Jaime Serra	Director	December 14, 2005

* Steven P. Stanbrook	Director	December 14, 2005

*By:	/S/ ROBERT W. OLSON
Name:	Robert W. Olson
Title:	Attorney-in-fact**

**Pursuant to powers of attorney previously filed with the Securities and Exchange Commission as Exhibit 24.1 to this Registration Statement.

EXHIBIT INDEX

Exhibit Number	Description of Documents	Note

1.1	Form of Underwriting Agreement to be filed as an exhibit to a Current Report of the Registrant on a Form 8-K and incorporated by reference herein.

2.1	Order Confirming Second Amended Plan of Reorganization of Registrant under Chapter 11 of the Bankruptcy Code, with attached Second Amended Plan of Reorganization of Registrant under Chapter 11 of the Bankruptcy Code (incorporated by reference to exhibit 2.1 to Current Report on Form 8-K filed March 12, 2002).

4.1	Form of Indenture between the Registrant and LaSalle Bank National Association, as Trustee (the “Senior Indenture”).	*

4.2	Form of Senior Debt Securities (included in Exhibit 4.1).	*

4.3	Form of Indenture between the Registrant and LaSalle Bank National Association, as Trustee (the “Subordinated Indenture”).	*

4.4	Form of Subordinated Debt Securities (included in Exhibit 4.3).	*

4.5	Purchase Contract Agreement setting forth Stock Purchase Contracts and/or Stock Purchase Units to be filed as an exhibit to a Current Report of the Registrant on a Form 8-K and incorporated by reference herein.

4.6	Certificate of Amendment relating to preferred stock to be filed as an exhibit to a Current Report of the Registrant on a Form 8-K and incorporated by reference herein.

5.1	Opinion of Robert W. Olson, Esq., Senior Vice President, General Counsel and Secretary of the Registrant.	*

12.1	Computation of ratio of earnings to fixed charges and preferred stock dividends.	**

23.1	Consent of Ernst & Young, LLP, Independent Registered Public Accounting Firm.	**

23.2	Consent of KPMG LLP, Independent Auditors.	**

23.3	Consent of Robert W. Olson, Senior Vice President, General Counsel and Secretary of the Registrant (included in Exhibit 5.1).	*

24.1	Power of Attorney (included on signature page).	*

25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of LaSalle Bank National Association, under the Senior Indenture and the Subordinated Indenture.	*

*	Previously filed as exhibits to the Registration Statement on Form S-3 of Chiquita Brands International, Inc. (file number 333-123181) filed with the SEC on March 8, 2005.
**	Previously filed as exhibits to Amendment No. 2 to the Registration Statement on Form S-3 of Chiquita Brands International, Inc. (file number 333-123181) filed with the SEC on December 8, 2005.